Exhibit 99.3

SOLICITED ON BEHALF OF THE TRUSTEES OF THE HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2019 To: Participants in the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan Date: June , 2019 As described in the enclosed materials, your voting instructions are being requested as a participant under the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “ESOP”) in connection with an upcoming special meeting of stockholders of HopFed Bancorp. Inc. (“HopFed”). The special meeting is for the purpose of considering and acting upon the following matters: (1) To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation (“First Financial”) (the “merger agreement”), as such agreement may be amended from time to time, pursuant to which HopFed will merge with and into First Financial with First Financial surviving the merger (the “merger”), as more fully described in the enclosed proxy statement/prospectus. (2) To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable. (3) To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement; and (4) Such other matters as may properly come before the special meeting or any adjournment thereof. The Board of Directors is not aware of any such other matters. We hope you will take advantage of the opportunity to direct the manner in which shares of HopFed common stock allocated to your account under the ESOP will be voted. Enclosed with this letter are a Notice of Special Meeting of Stockholders, a Proxy Statement/Prospectus and an ESOP Voting Authorization Form, which will permit you to direct the voting of the shares allocated to your ESOP account. After you have reviewed these materials, we urge you to direct the voting of your shares held by the ESOP by marking, dating and signing the enclosed ESOP Voting Authorization Form and returning it to Computershare in the enclosed envelope addressed to so that your instructions are received by July 17, 2019. The ESOP Trustees will certify the totals to HopFed for the purpose of having those shares voted. As noted on the enclosed ESOP Voting Authorization Form, you may also vote by phone or online. We urge each of you to vote as a means of participating in the governance of the affairs of HopFed. The Board of Directors of HopFed recommends a vote “FOR” adoption of the merger agreement, “FOR” approval on an advisory (non-binding) basis of the compensation proposal, and “FOR” approval to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger agreement. If your voting instructions for the ESOP are not received in a timely manner or are not properly completed or if you abstain from voting, the shares allocated to your account will be voted by the ESOP Trustees, subject to their fiduciary duties, in the same proportions as the ESOP Trustees vote the allocated shares for which they receive timely voting instructions, “FOR” or “AGAINST,” from ESOP participants. While we hope that you will vote in the manner recommended by the Board of Directors of HopFed, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so. HopFed has engaged Computershare as its agent to receive the ESOP Voting Authorization Forms completed by the ESOP participants and to tabulate the results. Your individual vote will not be revealed, directly or indirectly, to any officer, other employee or director of HopFed or Heritage Bank. Once the votes are tallied by Computershare, the aggregate results will be reported to the ESOP Trustees, who will then use the voting instructions to vote the shares of common stock held by the ESOP as described above. Please note that the enclosed materials relate only to those shares that have been allocated to your account under the ESOP. You will receive other proxy solicitation materials for those shares owned by you individually and not under the ESOP. Trustees for the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted by mail or electronically MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 must be received by 5:00 p.m. (CST), on July 17, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/hfbc delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/hfbc Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation. 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 2 1 7 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 032VSD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan Vote Authorization Form 1234 5678 9012 345

HOPFED BANCORP, INC. VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE TRUSTEES OF THE HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN Shares of HopFed Bancorp, Inc. (the “Company”) common stock are held by the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan” or “ESOP”). Shares of the Company’s Common Stock (the “Company Stock”) held by the ESOP are eligible to be counted toward the stockholder vote at the Company’s Special Meeting of Stockholders to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on July 23, 2019 at 2:00 p.m., local time (the “Special Meeting”). As a participant in the ESOP, you are entitled to instruct the ESOP trustees (the “Trustees”) how to vote the shares of Company Stock allocated to your ESOP account. As of May 30, 2019, the record date for stockholders entitled to vote at the Special Meeting, 215,509.734 shares of Company Stock held in the ESOP trust have been allocated to participant accounts. All unearned shares held by the Plan will be voted by the Trustees in the same proportion as the vote by participants who vote their allocated shares. If you do not vote your proxy card, or “abstain” from voting, the shares that otherwise would have been voted in accordance with your instructions will instead be voted in the same proportion as the votes that are received from the Plan participants who do vote. For example, if 75% of ESOP shares vote, and if 90% of those who vote are in favor of a proposal on the proxy card, then the Trustee will report that 90% of the unallocated shares and non-voted shares held by the ESOP are to be voted in favor of the proposal at the Special Meeting. The Trustees are forwarding the Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus, and Plan Vote Authorization Form so that you may convey your individual voting instructions to the Trustees on the matters to be considered at the Special Meeting and on such other business as may properly come before the Special Meeting or any adjournment thereof. The Company is not aware of any other business to be brought before the Special Meeting other than as set forth in the accompanying Proxy Statement/Prospectus. The Company has engaged Computershare as its agent to receive the Plan Vote Authorization Forms completed by Plan participants and to tabulate the results. In order to direct the voting of your proportionate share of the Company Stock held in the ESOP, you must complete, sign and date the Plan Vote Authorization Form and send it to Computershare in the accompanying self-addressed postage-paid envelope. You may also vote electronically or by telephone in accordance with the electronic voting instructions described in the Plan Vote Authorization Form. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company. Once the votes are tallied by Computershare, the results will be sent to the Trustees who will then use the voting instructions to vote the shares of Company Stock in the ESOP as described above. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q SPECIAL MEETING OF STOCKHOLDERS July 23, 2019 This Proxy is solicited on behalf of the Trustees of the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan I understand that I have the right to direct the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan”) trustees (the “Trustees”) to vote my proportionate interest in the HopFed Bancorp, Inc. common stock (“Shares”) held in my Plan account. I have been advised that my voting instructions are solicited for the Special Meeting of Stockholders of HopFed Bancorp, Inc. to be held at Heritage Bank, 4155 Lafayette Road, Hopkinsville, Kentucky on July 23, 2019 at 2:00 p.m. (the “Special Meeting”). I hereby direct the Trustees to vote my Shares as indicated below: If any other business is brought before the Special Meeting, this form will be voted by the Trustees in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Special Meeting. The Trustees are hereby directed to vote the Shares in my Plan account as indicated on this form. If I do not return this form in a timely manner, no instruction is specified or the form is returned signed without instruction, the Shares will be voted in proportion to the manner in which other participants have voted. I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Special Meeting, and Proxy Statement/Prospectus. PROXY — HOPFED BANCORP, INC. 2015 EMPLOYEE STOCK OWNERSHIP PLAN VOTE AUTHORIZATION FORM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/hfbc